EXHIBIT 99.1

ADTRAN, Inc. Reports Earnings for the Third Quarter of 2021 and Declares Quarterly Cash Dividend

HUNTSVILLE, Ala. — (November 1, 2021) — ADTRAN, Inc., (NASDAQ:ADTN) (“ADTRAN” or the “Company”), today announced financial results for the third quarter of 2021. For the quarter, revenue was $138.1 million. Earnings for the third quarter of 2021 were a net loss of $10.4 million and earnings per share was a loss of $0.21. Non-GAAP net loss was $0.8 million and non-GAAP earnings per share was a loss of $0.02. Non-GAAP net income (loss) and non-GAAP earnings (loss) per share exclude stock-based compensation expense, acquisition related expenses, amortizations and adjustments, restructuring expenses, amortization of pension actuarial losses, asset impairments, deferred compensation related adjustments, change in valuation allowance related to our deferred tax assets, and the tax effect of these adjustments to net income (loss). The reconciliations between GAAP net income (loss) and earnings (loss) per share to non-GAAP net income (loss) and non-GAAP earnings (loss) per share are set forth in the table provided below.

ADTRAN Chairman and Chief Executive Officer Tom Stanton stated, “We are experiencing unprecedented demand, highlighted by our record-setting Q3 bookings – up 43% year-over-year. We continue to add new customers, including now three new Tier 1 operators since the beginning of the third quarter. An additional highlight was our 61% year-over-year growth rate in customers deploying our SaaS applications. Finally, we remain extremely excited about our announced proposed combination with ADVA and the synergies we believe it will bring in terms of customer base and product portfolio to further accelerate our growth.”

The Company also announced that its Board of Directors declared a cash dividend for the third quarter of 2021. The quarterly cash dividend of $0.09 per common share is to be paid to the Company’s stockholders of record as of the close of business on November 16, 2021. The payment date will be November 30, 2021.

The Company confirmed that it will hold a conference call to discuss its third quarter results on Tuesday, November 2, 2021, at 9:30 a.m. Central Time. ADTRAN will webcast this conference call. To listen, simply visit ADTRAN’s Investor Relations site at www.adtran.com/investorapproximately ten minutes prior to the start of the call, click on the event “ADTRAN Releases 3rd Quarter 2021 Financial Results and Earnings Call”, and click on the Webcast link.

An online replay of the Company’s conference call, as well as the text of the Company's conference call, will be available on the Investor Relations site approximately 24 hours following the call and will remain available for at least 12 months. For more information, visit www.investors.adtran.com or email at investor.relations@adtran.com.

About ADTRAN

At ADTRAN, we believe amazing things happen when people connect. From the cloud edge to the subscriber edge, we help communications service providers around the world manage and scale services that connect people, places and things to advance human progress. Whether rural or urban, domestic or international, telco or cable, enterprise or residential—ADTRAN solutions optimize existing technology infrastructures and create new, multi-gigabit platforms that leverage cloud economics, data analytics, machine learning and open ecosystems—the future of global networking. Find more at ADTRAN.com, LinkedIn and Twitter.

This press release contains forward-looking statements, generally identified by the use of words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “may,” “could” and similar expressions, which forward-looking statements reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including: (i) risks and uncertainties related to the continued impact of the SARS-CoV-2 coronavirus/COVID-19 global pandemic (or variants of the SARS-CoV-2 coronavirus, including the Delta variant), including the severity and duration of the pandemic and the delivery, acceptance and effectiveness of vaccines, which could lead to a decrease in demand for the Company’s products and services, and which has disrupted, and could lead to further disruptions in, the Company’s supply chain, adversely impacting the operations and financial condition of the Company and its customers; actions that have been taken and that may be taken by the Company, its customers, suppliers and counterparties in response to the pandemic, including the implementation of alternative work arrangements for employees, which may delay the timing of some orders and expected deliveries and which may impact the Company’s ability to mitigate inefficiencies, delays and additional costs in the Company’s product development, sales, marketing and customer service efforts; the legal, regulatory and administrative developments that have occurred and may continue to occur at the federal, state and local levels and in foreign jurisdictions in response to the pandemic, including travel bans and restrictions, quarantines, shelter-in-place orders, and business limitations and shutdowns; potential disruptions, breaches, or other incidents affecting the proper operation, availability or security of the Company’s or its partners’ information systems; potential declines in revenues due to declining customer demand and deteriorating macroeconomic conditions; increased expenses related to labor, raw materials, freight or other expenditures; the impact of the COVID-19 pandemic on the Company’s liquidity, as well as risks associated with disruptions in the financial markets and the business of financial institutions as a result of the COVID-19 pandemic which could impact the Company from a financial perspective; the pace of recovery in our markets when the COVID-19 pandemic subsides, which could affect demand for our products; and (ii) the other risks detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2021. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

To provide additional transparency, we have disclosed in the table below non-GAAP operating income (loss), which has been reconciled to operating income (loss), and non-GAAP net income (loss) and non-GAAP earnings (loss) per share - basic and diluted, which have been reconciled to net income (loss) and earnings (loss) per share - basic and diluted, in each case as reported based on Generally Accepted Accounting Principles in the United States (“U.S. GAAP”). These non-GAAP financial measures exclude certain items which management believes are not reflective of the ongoing operating performance of the business. We believe this information is useful in providing period-to-period comparisons of the results of our ongoing operations. Additionally, these measures are used by management in our ongoing planning and annual budgeting processes. The presentation of non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP earnings (loss) per share - basic and diluted, when combined with the U.S. GAAP presentation of operating income (loss), net income (loss) and earnings (loss) per share - basic and diluted, is beneficial to the overall understanding of ongoing operating performance of the Company.

These non-GAAP financial measures are not prepared in accordance with, or an alternative for, U.S. GAAP and therefore should not be considered in isolation or as a substitution for analysis of our results as reported under U.S. GAAP. Additionally, our calculation of non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP earnings (loss) per share - basic and diluted, may not be comparable to similar measures calculated by other companies.

CONTACT:

Investor Services/Assistance:

Rhonda Lambert/256-963-7450

investor@adtran.com

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	September 30,	December 31,
	2021	2020
Assets
Current Assets
Cash and cash equivalents	$75,503	$60,161
Restricted cash	102	18
Short-term investments	2,610	3,131
Accounts receivable, net	124,146	98,827
Other receivables	9,867	21,531
Inventory, net	127,241	125,457
Prepaid expenses and other current assets	10,061	8,293
Total Current Assets	349,530	317,418
Property, plant and equipment, net	56,556	62,399
Deferred tax assets, net	8,957	9,869
Goodwill	6,968	6,968
Intangibles, net	20,291	23,470
Other assets	31,675	25,425
Long-term investments	83,935	80,130
Total Assets	$557,912	$525,679

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$79,074	$49,929
Unearned revenue	16,394	14,092
Accrued expenses and other liabilities	15,392	13,609
Accrued wages and benefits	17,270	15,262
Income tax payable, net	5,914	1,301
Total Current Liabilities	134,044	94,193
Non-current unearned revenue	7,426	6,888
Pension liability	16,988	18,664
Deferred compensation liability	28,336	25,866
Other non-current liabilities	7,365	7,124
Total Liabilities	194,159	152,735
Stockholders' Equity	363,753	372,944
Total Liabilities and Stockholders' Equity	$557,912	$525,679

Condensed Consolidated Statements of Income (Loss)

(Unaudited)

(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2021	2020		2021	2020
Revenue
Network Solutions	$120,767	$115,229		$360,025	$323,924
Services & Support	17,314	17,914		48,821	52,457
Total Revenue	138,081	133,143		408,846	376,381
Cost of Revenue
Network Solutions	81,029	62,795		216,044	178,492
Services & Support	9,379	11,386		28,860	33,855
Total Cost of Revenue	90,408	74,181		244,904	212,347
Gross Profit	47,673	58,962		163,942	164,034
Selling, general and administrative expenses	30,972	27,205		89,273	84,624
Research and development expenses	26,759	27,223		82,131	85,794
Asset impairments	—	—		—	65
Operating Income (Loss)	(10,058)	4,534		(7,462)	(6,449)
Interest and dividend income	344	344		887	1,031
Interest expense	(6)	—		(18)	(1)
Net investment gain (loss)	(63)	2,844		2,942	1,819
Other income (expense), net	648	(1,679)		2,673	(2,307)
Income (Loss) Before Income Taxes	(9,135)	6,043		(978)	(5,907)
Income tax (expense) benefit	(1,292)	(562)		(3,467)	2,171
Net Income (Loss)	$(10,427)	$5,481		$(4,445)	$(3,736)

Weighted average shares outstanding – basic	48,609	47,957		48,470	47,957
Weighted average shares outstanding – diluted	48,609	48,424	(1)	48,470	47,957

Earnings (loss) per common share – basic	$(0.21)	$0.11		$(0.09)	$(0.08)
Earnings (loss) per common share – diluted	$(0.21)	$0.11	(1)	$(0.09)	$(0.08)

(1) Assumes exercise of dilutive stock awards calculated under the treasury stock method.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine Months Ended
	September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(4,445)	$(3,736)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	12,246	12,525
Gain on investments	(3,320)	(1,819)
Stock-based compensation expense	5,457	5,056
Deferred income taxes	437	(1)
Other	89	195
Asset impairments	—	65
Changes in operating assets and liabilities:
Accounts receivable, net	(26,346)	(9,131)
Other receivables	11,152	(6,224)
Inventory, net	(2,669)	(21,170)
Prepaid expenses, other current assets and other assets	(8,514)	(672)
Accounts payable	29,614	14,204
Accrued expenses and other liabilities	10,392	5,618
Income taxes payable, net	4,798	(227)
Net cash provided by (used in) operating activities	28,891	(5,317)

Cash flows from investing activities:
Purchases of property, plant and equipment	(3,572)	(5,082)
Proceeds from sales and maturities of available-for-sale investments	28,305	86,145
Purchases of available-for-sale investments	(28,853)	(42,641)
Insurance proceeds received	500	—
Acquisition of note receivable	—	(523)
Net cash provided by (used in) investing activities	(3,620)	37,899

Cash flows from financing activities:
Proceeds from stock option exercises	6,111	—
Tax withholdings related to stock-based compensation settlements	(113)	—
Dividend payments	(13,124)	(12,993)
Repayment of bonds payable	—	(24,600)
Net cash used in financing activities	(7,126)	(37,593)

Net increase (decrease) in cash, cash equivalents and restricted cash	18,145	(5,011)
Effect of exchange rate changes	(2,719)	2,641
Cash, cash equivalents and restricted cash, beginning of period	60,179	73,773
Cash, cash equivalents and restricted cash, end of period	$75,605	$71,403

Supplemental disclosure of non-cash investing activities:
Right-of-use assets obtained in exchange for lease obligations	$1,833	$231
Purchases of property, plant and equipment included in accounts payable	$100	$442

Supplemental Information

Reconciliation of Operating Income (Loss) to Non-GAAP Operating Income (Loss)

(Unaudited)

	Three Months Ended September 30,				Nine Months ended September 30,
	2021		2020		2021		2020
Operating Income (Loss)	$(10,058)		$4,534		$(7,462)		$(6,449)
Acquisition-related expenses, amortizations and adjustments	6,041	(1)	1,042	(4)	9,470	(8)	3,499	(11)
Stock-based compensation expense	1,842	(2)	1,610	(5)	5,457	(9)	5,056	(12)
Restructuring expenses	—		1,903	(6)	309	(10)	3,648	(13)
Deferred compensation adjustments	(459)	(3)	791	(3)	2,091	(3)	765	(3)
Asset impairments	—		—		—		65	(14)
Settlement income	—		(28)	(7)	—		(28)	(7)
Non-GAAP Operating Income (Loss)	$(2,634)		$9,852		$9,865		$6,556

(1) $5.6 million is included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the condensed consolidated statements of income (loss).

(2) $0.1 million is included in total cost of revenue, $1.1 million is included in selling, general and administrative expenses and $0.6 million is included in research and development expenses on the condensed consolidated statements of income (loss).

(3) Includes non-cash change in fair value of equity investments held in the ADTRAN, Inc. Deferred Compensation Program for Employees, all of which is included in selling, general and administrative expenses on the condensed consolidated statement of income (loss).

(4) $0.6 million is included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the condensed consolidated statements of income (loss).

(5) $0.1 million is included in total cost of revenue, $0.9 million is included in selling, general and administrative expenses and $0.6 million is included in research and development expenses on the condensed consolidated statements of income (loss).

(6) $0.2 million is included in total cost of revenue, $1.1 is included in selling, general and administrative expenses and $0.6 million is included in research and development expenses on the condensed consolidated statements of income (loss).

(7) Includes income related to certain freight forwarder claim settlements, all of which is included in total cost of sales on the condensed consolidated statements of income.

(8) $8.0 million is included in selling, general and administrative expenses and $1.5 million is included in research and development expenses on the condensed consolidated statements of income (loss).

(9) $0.4 million is included in total cost of revenue, $3.3 million is included in selling, general and administrative expenses and $1.8 million is included in research and development expenses on the condensed consolidated statements of income (loss).

(10) $0.1 million is included in selling, general and administrative expenses and $0.2 million is included in research and development expenses on the condensed consolidated statements of income (loss).

(11) $0.3 million is included in total cost of revenue, $1.7 million is included in selling, general and administrative expenses and $1.5 million is included in research and development expenses on the condensed consolidated statements of income (loss).

(12) $0.3 million is included in total cost of revenue, $3.0 million is included in selling, general and administrative expenses and $1.8 million is included in research and development expenses on the condensed consolidated statements of income (loss).

(13) $0.3 million is included in total cost of revenue, $1.6 million is included in selling, general and administrative expenses and $1.7 million is included in research and development expenses on the condensed consolidated statements of income (loss).

(14) Includes abandonment of certain information technology projects.

Supplemental Information

Reconciliation of Net Income (Loss) and Earnings (Loss) per Common Share – Basic and Diluted to

Non-GAAP Net Income (Loss) and Non-GAAP Earnings (Loss) per Common Share – Basic and Diluted

(Unaudited)

	Three Months Ended September 30,		Nine Months ended September 30,
	2021	2020	2021	2020
Net Income (Loss)	$(10,427)	$5,481	$(4,445)	$(3,736)
Acquisition-related expenses, amortizations and adjustments	6,041	1,042	9,470	3,499
Stock-based compensation expense	1,842	1,610	5,457	5,056
Restructuring expenses	—	1,903	309	3,648
Pension expense(1)	272	248	825	720
Deferred compensation adjustments(2)	(262)	(90)	552	(1,432)	(3)
Valuation allowance related to deferred tax assets	2,455	(956)	4,413	2,622
Asset impairments	—	—	—	65
Settlement income	—	(28)	—	(28)
Tax effect of adjustments to net income (loss)	(736)	(1,279)	(2,931)	(3,089)
Non-GAAP Net Income (Loss)	$(815)	$7,931	$13,650	$7,325

Weighted average shares outstanding – basic	48,609	47,957	48,470	47,957
Weighted average shares outstanding – diluted	48,609	48,424	48,470	47,957

Earnings (loss) per common share - basic	$(0.21)	$0.11	$(0.09)	$(0.08)
Earnings (loss) per common share - diluted	$(0.21)	$0.11	$(0.09)	$(0.08)

Non-GAAP earnings (loss) per common share - basic	$(0.02)	$0.17	$0.28	$0.15
Non-GAAP earnings (loss) per common share - diluted	$(0.02)	$0.16	$0.28	$0.15

(1) Includes amortization of actuarial losses related to the Company's pension plan for employees in certain foreign countries.

(2) Includes a non-cash change in fair value of equity investments held in deferred compensation plans offered to certain employees.

(3) Includes a net investment gain of $1.5 million related to the out of period remeasurement to historical cost basis of certain long-term investments held in the Company's stock as part of one of the Company’s deferred compensation plans.